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EXHIBIT 99.1

WRITTEN STATEMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

            I, Eugene O'Donovan, the President and Chief Executive Officer of Montana Mills Bread Co., Inc. hereby certify that (i) the Quarterly Report on Form 10-QSB for the quarter ended October 30, 2002 filed by Montana Mills Bread Co., Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Montana Mills Bread Co., Inc.

Dated:  December 17, 2002         By:  /s/ Eugene O'Donovan
                                       -----------------------------------------
                                           Eugene O'Donovan, President and Chief
                                       Executive Officer

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